UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2016

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2016, Northern Oil and Gas, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its third amended and restated credit agreement, dated February 28, 2012, as amended (the “Credit Agreement”), governing the Company’s revolving credit facility with Royal Bank of Canada, as Administrative Agent, and the lenders party thereto. Pursuant to the Amendment, the Company’s semi-annual borrowing base redetermination was completed and the borrowing base under the credit facility was reduced to $350 million. As of May 9, 2016, the Company had $117 million in outstanding borrowings under the credit facility, leaving $233 million of remaining availability. The next redetermination of the borrowing base is scheduled for October 1, 2016.

The Amendment also amends certain other provisions of the Credit Agreement, including to (i) reduce the minimum ratio of EBITDAX to interest expense that the Company is required to maintain (currently 2.5 to 1.0) beginning with the quarter ending December 31, 2016 and stepping down through the quarter ending March 31, 2018, (ii) increase by 50 basis points the interest rate paid on borrowings under the credit facility, and (iii) limit the Company’s ability to maintain excess cash liquidity without using it to reduce outstanding borrowings under the credit facility.

The Amendment is included as Exhibit 10.1 to this Form 8-K, and the foregoing description of the material terms of the Amendment is qualified by reference to such exhibit.

Item 2.02.    Results of Operations and Financial Condition.

On May 9, 2016, Northern Oil and Gas, Inc. issued a press release announcing 2016 first quarter financial and operating results. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Eighth Amendment to Third Amended and Restated Credit Agreement, dated May 6, 2016, by and among Northern Oil and Gas, Inc., Royal Bank of Canada, and the Lenders party thereto.
99.1	Press release of Northern Oil and Gas, Inc., dated May 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Eighth Amendment to Third Amended and Restated Credit Agreement, dated May 6, 2016, by and among Northern Oil and Gas, Inc., Royal Bank of Canada, and the Lenders party thereto.
99.1	Press release of Northern Oil and Gas, Inc., dated May 9, 2016.